As filed with the Securities and Exchange Commission on May 26, 1998
                                                       File No. ____________







                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       ------------------------------



                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                       ------------------------------

                          The Quaker Oats Company
           (Exact Name of Registrant as Specified in its Charter)


             New Jersey                                  36-1655315
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

        321 North Clark Street
              Chicago, IL                                   60610
(Address of Principal Executive Offices)                  (Zip Code)


                The Quaker Long Term Incentive Plan of 1990
                The Quaker Long Term Incentive Plan of 1999
                         (Full Title of the Plans)


                               John G. Jartz
                   Senior Vice President-General Counsel
               -Business Development and Corporate Secretary
                          The Quaker Oats Company
                           321 North Clark Street
                             Chicago, IL 60610
                  (Name and Address of Agent For Service)
                               (312) 222-6437
     (Telephone Number, Including Area Code, of Agent For Service)

                      ---------------------------


                      CALCULATION OF REGISTRATION FEE
===============================================================================
                                      Proposed     Proposed
                                      Maximum      Maximum
                                      Offering     Aggregate
Title of Securities    Amount to be   Price Per    Offering        Amount of
to be Registered        Registered      Share*      Price*     Registration Fee
-------------------------------------------------------------------------------

Common Stock,
  $5.00 Par Value       16,000,000   $56.21875   $899,500,000   $265,352.50
===============================================================================
*Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price Per Share is estimated as $56.21875 solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Common
Stock as reported in The Wall Street Journal on May 18, 1998.

                                  PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents, which have heretofore been filed by The Quaker Oats Company, a New Jersey corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) The descriptions of the Company's Common Stock and Preferred Stock Purchase Rights included in registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating those descriptions.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The registrant's Bylaws and Section 14A:3-5 of the New Jersey Business Corporation Act provide for limitation of liability and indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the registrant has purchased insurance permitted by New Jersey on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933. The registrant has also entered into agreements with its directors which may provide indemnification for liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         (a)         The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)         To include any prospectus required by
                                Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                Provided, however, that paragraphs
                                (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 13th day of May, 1998.

                                          THE QUAKER OATS COMPANY


                                           By:   /s/ ROBERT S. MORRISON
                                               --------------------------------
                                                 Robert S. Morrison
                                                 Chairman, President and
                                                 Chief Executive Officer

                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints John G. Jartz or Gerald A. Cassioppi, the true and lawful attorney-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in their respective capacities on this 13th day of May, 1998.

          Signature                                      Title
          ---------                                      -----

   /s/  ROBERT S. MORRISON
------------------------------------      Chairman, President, Chief Executive
        Robert S. Morrison                Officer and Director


   /s/  ROBERT S. THOMASON
-------------------------------------     Senior Vice President Finance and
        Robert S. Thomason                Financial Officer


   /s/  THOMAS L. GETTINGS
-------------------------------------     Vice President and Corporate
         Thomas L. Gettings               Controller


   /s/   FRANK C. CARLUCCI                Director
-------------------------------------
          Frank C. Carlucci


   /s/   KENNETH I. CHENAULT              Director
-------------------------------------
           Kenneth I. Chenault


     /s/  JOHN H. COSTELLO                Director
-------------------------------------
           John H. Costello


    /s/     W. JAMES FARRELL              Director
-------------------------------------
            W. James Farrell


    /s/     JUDY C. LEWENT                Director
-------------------------------------
            Judy C. Lewent

  /s/     VERNON R. LOUCKS, JR.           Director
--------------------------------------
           Vernon R. Loucks, Jr.



       /s/    WALTER J. SALMON              Director
--------------------------------------
              Walter J. Salmon



       /s/    WILLIAM L. WEISS              Director
--------------------------------------
              William L. Weiss

                               EXHIBIT INDEX
                               -------------

Exhibit
Number                Description of Exhibit
-------               ----------------------

4(a) Restated Certificate of Incorporation (incorporated by reference to the Company's Form 10-K for the fiscal year ended December 31, 1996, file number 1-12)

4(b) By-laws of The Quaker Oats Company (incorporated by reference to the Company's Form 10-K for the fiscal year ended December 31, 1996, file number 1-12)


4(c)       Shareholder Rights Plan effective May 8, 1996
           (incorporated by reference to the Company's Form 8-K filed on May 20, 1996, file number 1-12)


4(d) Registrant undertakes to furnish to the Commission, upon request, a copy of any instrument defining the rights of holders of long-term debt of the registrant and all of its subsidiaries for which consolidated or unconsolidated financial statements are required to be filed

5          Opinion of John G. Jartz


23(a)      Consent of John G. Jartz (contained in Exhibit 5).

23(b)      Consent of Arthur Andersen LLP.

24 Powers of Attorney (included on the signature page of the registration